Exhibit 99.1

FOR IMMEDIATE RELEASE	Contact:

Haley Jones
+1.414.906.6804
haley.jones@manpowergroup.com

ManpowerGroup Reports 2nd Quarter 2025 Results

•
Revenues of $4.5 billion (flat as reported, -3% constant currency (CC), -1% organic CC)
•
Latin America and Asia Pacific continued to experience good demand while demand in Europe and North America saw stabilizing trends in many markets during the quarter
•
Manpower and Talent Solutions brands crossed back over to revenue growth in the quarter while Experis experienced declines on sluggish professional staffing demand
•
Gross profit margin of 16.9% reflects a slight decrease from the previous quarter reflecting business mix changes impacting staffing while permanent recruitment activity levels remained stable
•
SG&A declined year over year with additional restructuring actions taken in the quarter
•
Non-cash goodwill impairment charge of $89 million during the quarter

MILWAUKEE, July 17, 2025 – ManpowerGroup (NYSE: MAN) today reported net losses of $1.44 per basic share for the three months ended June 30, 2025 compared to net earnings of $1.24 per diluted share in the prior year period. Net losses in the quarter were $67.1 million compared to net earnings of $60.1 million a year earlier. Revenues for the second quarter were $4.5 billion, flat from the prior year period.

The current year quarter included a non-cash goodwill and intangible asset impairment charge1, restructuring costs, and net losses from the sale of businesses2, which will operate as franchises going forward, which reduced earnings per share by $2.22 in the second quarter. Excluding these charges, earnings per share was $0.78 per diluted share in the quarter representing a decrease of 43% in constant currency.3

Financial results in the quarter were also impacted by the U.S. dollar relative to foreign currencies

[1] $55 million of goodwill and intangible impairment on Switzerland and $34 million of goodwill impairment on U.K. businesses.

[2] South Africa and New Caledonia were sold and will operate as franchises going forward.

[3] The prior year period included various adjustments which reduced earnings per share by $0.06 which are also excluded when determining the year over year adjusted trend.

compared to the prior year period.4 On a constant currency basis, revenues decreased 3% compared to the prior year period and on an organic constant currency basis, revenues decreased 1% compared to the prior year period.

Jonas Prising, ManpowerGroup Chair & CEO, said “During the quarter, we continued to make strong progress in executing our plans to Diversify, Digitize and Innovate – with a focus on expanding our role as the strategic workforce partner of choice for our clients as tech transformation gathers pace. Although demand remains mixed across our global markets as employers adapt to economic and geopolitical volatility, we are beginning to see positive signs of stabilization in the US and parts of Europe. We remain focused on achieving market share gains while we make further adjustments to our cost base. Our ongoing investments in strengthening our digital core to accelerate AI adoption will ensure we are well positioned to accelerate progress and provide even more value to clients and candidates in future quarters.”

We anticipate diluted earnings per share in the third quarter will be between $0.77 and $0.87, which includes an estimated favorable currency impact of 3 cents and a 48.0% effective tax rate."

Net losses for the six months ended June 30, 2025 were $61.5 million, or net losses of $1.32 per basic share compared to net earnings of $99.8 million, or net earnings of $2.05 per diluted share in the prior year, respectively. The current year-to-date period included restructuring costs, net losses from the sale of businesses, which will operate as franchises going forward, and a non-cash goodwill and intangible asset impairment charge which reduced earnings per share by $2.54. Excluding the net impact of these charges, earnings per share for the six-month period was $1.22 per diluted share representing a decrease of 47% in constant currency.5 Revenues for the six-month period were $8.6 billion, representing a decrease of 4% compared to the prior year on a reported and constant currency basis. Earnings per share for the six-month period were negatively impacted by 6 cents due to changes in foreign currencies compared to the prior year.6
In conjunction with its second quarter earnings release, ManpowerGroup will broadcast its conference call live over the Internet on July 17, 2025 at 7:30 a.m. central time (8:30 a.m. eastern time). Prepared remarks for the conference call, webcast details, presentation and recordings are included within the Investor Relations section of manpowergroup.com.

Supplemental financial information referenced in the conference call can be found at http://investor.manpowergroup.com/.

[4] The second quarter earnings per share guidance estimated a positive 3 cents foreign currency impact and the actual impact was a positive 4 cents and as adjusted.

[5] The prior year period included losses related to the Proservia Germany business and Argentina hyperinflationary related non-cash currency translation losses which reduced earnings per share by $0.20 which are also excluded when determining the year over year trend.

[6] Adjusted earnings per share for the six-month period were positively impacted by 2 cents due to changes in foreign currencies compared to the prior year.

About ManpowerGroup

ManpowerGroup® (NYSE: MAN), the leading global workforce solutions company, helps organizations transform in a fast-changing world of work by sourcing, assessing, developing, and managing the talent that enables them to win. We develop innovative solutions for hundreds of thousands of organizations every year, providing them with skilled talent while finding meaningful, sustainable employment for millions of people across a wide range of industries and skills. Our expert family of brands – Manpower, Experis, and Talent Solutions – creates substantially more value for candidates and clients across more than 70 countries and territories and has done so for 75 years. We are recognized consistently for our diversity – as a best place to work for Women, Inclusion, Equality, and Disability, and in 2025 ManpowerGroup was named one of the World's Most Ethical Companies for the 16th time – all confirming our position as the brand of choice for in-demand talent. For more information, visit www.manpowergroup.com.

Forward-Looking Statements

This press release contains statements, including statements regarding global economic and geopolitical uncertainty, trends in labor demand and the future strengthening of such demand, financial outlook, the outlook for our business in regions in which we operate as well as key countries within those regions, and the Company’s strategic initiatives and technology investments, including investments to accelerate AI adoption, and the positioning of future growth for our brands that are forward-looking in nature and, accordingly, are subject to risks and uncertainties regarding the Company’s expected future results. The Company’s actual results may differ materially from those described or contemplated in the forward-looking statements due to numerous factors. These factors include those found in the Company’s reports filed with the SEC, including the information under the heading “Risk Factors” in its Annual Report on Form 10-K for the year ended December 31, 2024, which information is incorporated herein by reference.

The Company assumes no obligation to update or revise any forward-looking statements. We reference certain non-GAAP financial measures, which we believe provide useful information for investors. We include a reconciliation of these measures, where appropriate, to GAAP on the Investor Relations section of our website at manpowergroup.com.

ManpowerGroup

Results of Operations

(In millions, except per share data)

	Three Months Ended June 30
			% Variance
			Amount	Constant
	2025	2024	Reported	Currency
	(Unaudited)
Revenues from services (a)	$4,519.3	$4,520.7	0.0%	-3.5%
Cost of services	3,755.6	3,734.8	0.6%	-3.0%
Gross profit	763.7	785.9	-2.8%	-5.8%
Selling and administrative expenses, excluding impairment charges	700.3	684.8	2.3%	0.3%
Impairment charges (b)	88.7	—	N/A	N/A
Selling and administrative expenses	789.0	684.8	15.2%	12.2%
Operating (loss) profit	(25.3)	101.1	-125.0%	-127.9%
Interest and other expenses, net	16.5	8.7	89.1%
(Loss) earnings before income taxes	(41.8)	92.4	-145.3%	-144.0%
Provision for income taxes	25.3	32.3	-21.9%
Net (loss) earnings	$(67.1)	$60.1	-211.6%	-208.2%
Net (loss) earnings per share - basic	$(1.44)	$1.25	-215.4%
Net (loss) earnings per share - diluted	$(1.44)	$1.24	-216.3%	-212.8%
Weighted average shares - basic	46.5	47.9	-3.0%
Weighted average shares - diluted	46.5	48.4	-4.0%

(a)
Revenues from services include fees received from our franchise offices of $4.4 million and $4.0 million for the three months ended June 30, 2025 and 2024, respectively. These fees are primarily based on revenues generated by the franchise offices, which were $428.7 million and $287.7 million for the three months ended June 30, 2025 and 2024, respectively.
(b)
Impairment charges for the three months ended June 30, 2025 consist of a goodwill impairment related to our investments in Switzerland and the United Kingdom and an impairment of an indefinite lived intangible asset in our Switzerland business.

ManpowerGroup

Operating Unit Results

(In millions)

	Three Months Ended June 30
			% Variance
			Amount	Constant
	2025	2024 (a)	Reported	Currency
	(Unaudited)
Revenues from Services:
Americas:
United States (b)	$674.1	$697.0	-3.3%	-3.3%
Other Americas	385.9	367.4	5.1%	11.9%
	1,060.0	1,064.4	-0.4%	2.0%
Southern Europe:
France	1,149.3	1,164.1	-1.3%	-6.3%
Italy	475.9	434.9	9.4%	3.9%
Other Southern Europe	524.1	499.0	5.0%	-0.6%
	2,149.3	2,098.0	2.4%	-2.8%
Northern Europe	794.4	837.3	-5.1%	-10.4%
APME	525.3	541.4	-3.0%	-8.0%
	4,529.0	4,541.1
Intercompany Eliminations	(9.7)	(20.4)
	$4,519.3	$4,520.7	0.0%	-3.5%
Operating Unit Profit (Loss):
Americas:
United States	$19.7	$27.4	-28.4%	-28.4%
Other Americas	16.4	17.7	-6.6%	-1.9%
	36.1	45.1	-19.9%	-18.0%
Southern Europe:
France	32.3	39.8	-19.0%	-23.2%
Italy	31.8	34.0	-6.2%	-11.1%
Other Southern Europe	9.2	9.4	-1.8%	-5.8%
	73.3	83.2	-11.9%	-16.3%
Northern Europe	(9.0)	(2.4)	-279.7%	-526.6%
APME	26.4	25.0	5.0%	2.2%
	126.8	150.9
Corporate expenses	(55.1)	(41.7)
Impairment charges (c)	(88.7)	—
Intangible asset amortization expense	(8.3)	(8.1)
Operating (loss) profit	(25.3)	101.1	-125.0%	-127.9%
Interest and other expenses, net (d)	(16.5)	(8.7)
(Loss) earnings before income taxes	$(41.8)	$92.4

(a) Effective January 1, 2025, our segment reporting was realigned to include our Morocco business within Other Southern Europe. Accordingly, France is now adjusted to exclude Morocco. All previously reported results have been recast to conform to the current year presentation.

(b) In the United States, revenues from services include fees received from our franchise offices of $2.6 million and $3.2 million for the three months ended June 30, 2025 and 2024, respectively. These fees are primarily based on revenues generated by the franchise offices, which were $87.1 million and $99.8 million for the three months ended June 30, 2025 and 2024, respectively.

(c) Impairment charges for the three months ended June 30, 2025 consist of a goodwill impairment related to our investments in Switzerland and the United Kingdom and an impairment of an indefinite lived intangible asset in our Switzerland business.

(d) The components of interest and other expenses, net were:

	2025	2024
Interest expense	$26.0	$22.0
Interest income	(8.2)	(8.6)
Foreign exchange loss	1.3	1.8
Miscellaneous income, net	(2.6)	(6.5)
	$16.5	$8.7

ManpowerGroup

Results of Operations

(In millions, except per share data)

	Six Months Ended June 30
			% Variance
			Amount	Constant
	2025	2024	Reported	Currency
	(Unaudited)
Revenues from services (a)	$8,609.6	$8,924.0	-3.5%	-4.0%
Cost of services	7,147.6	7,374.4	-3.1%	-3.6%
Gross profit	1,462.0	1,549.6	-5.7%	-6.0%
Selling and administrative expenses, excluding impairment charges	1,370.4	1,382.6	-0.9%	-0.8%
Impairment charges (b)	88.7	—	N/A	N/A
Selling and administrative expenses	1,459.1	1,382.6	5.5%	5.1%
Operating profit	2.9	167.0	-98.3%	-98.2%
Interest and other expenses, net	28.0	17.1	63.7%
(Loss) earnings before income taxes	(25.1)	149.9	-116.8%	-114.8%
Provision for income taxes	36.4	50.1	-27.3%
Net (loss) earnings	$(61.5)	$99.8	-161.6%	-159.0%
Net (loss) earnings per share - basic	$(1.32)	$2.07	-163.7%
Net (loss) earnings per share - diluted	$(1.32)	$2.05	-164.3%	-161.5%
Weighted average shares - basic	46.7	48.1	-3.0%
Weighted average shares - diluted	46.7	48.7	-4.1%
(a)
Revenues from services include fees received from our franchise offices of $8.2 million and $7.3 million for the six months ended June 30, 2025 and 2024, respectively. These fees are primarily based on revenues generated by the franchise offices, which were $847.1 million and $564.9 million for the six months ended June 30, 2025 and 2024, respectively.
(b)
Impairment charges for the six months ended June 30, 2025 consist of a goodwill impairment related to our investments in Switzerland and the United Kingdom and an impairment of an indefinite lived intangible asset in our Switzerland business.

ManpowerGroup

Operating Unit Results

(In millions)

	Six Months Ended June 30
			% Variance
			Amount	Constant
	2025	2024 (a)	Reported	Currency
	(Unaudited)
Revenues from Services:
Americas:
United States (b)	$1,362.9	$1,377.4	-1.1%	-1.1%
Other Americas	753.8	723.4	4.2%	12.5%
	2,116.7	2,100.8	0.8%	3.6%
Southern Europe:
France	2,115.0	2,263.4	-6.6%	-7.8%
Italy	873.7	839.2	4.1%	2.7%
Other Southern Europe	994.6	976.7	1.8%	0.0%
	3,983.3	4,079.3	-2.4%	-3.8%
Northern Europe	1,525.2	1,707.6	-10.7%	-12.4%
APME	1,001.7	1,076.5	-7.0%	-8.6%
	8,626.9	8,964.2
Intercompany Eliminations	(17.3)	(40.2)
	8,609.6	8,924.0	-3.5%	-4.0%
Operating Unit Profit (Loss):
Americas:
United States	$31.0	$39.4	-21.3%	-21.3%
Other Americas	30.6	31.8	-3.7%	2.5%
	61.6	71.2	-13.5%	-10.7%
Southern Europe:
France	53.3	72.5	-26.6%	-28.1%
Italy	56.4	61.4	-8.1%	-9.6%
Other Southern Europe	13.8	19.2	-27.9%	-29.5%
	123.5	153.1	-19.3%	-20.9%
Northern Europe	(27.3)	(2.4)	-1057.5%	-1316.3%
APME	46.4	44.9	3.2%	2.3%
	204.2	266.8
Corporate expenses	(96.2)	(83.4)
Impairment charges (c)	(88.7)	—
Intangible asset amortization expense	(16.4)	(16.4)
Operating profit	2.9	167.0	-98.3%	-98.2%
Interest and other expenses, net (d)	(28.0)	(17.1)
(Loss) earnings before income taxes	$(25.1)	$149.9

(a) Effective January 1, 2025, our segment reporting was realigned to include our Morocco business within Other Southern Europe. Accordingly, France is now adjusted to exclude Morocco. All previously reported results have been recast to conform to the current year presentation.

(b) In the United States, revenues from services include fees received from our franchise offices of $4.8 million and $5.6 million for the six months ended June 30, 2025 and 2024, respectively. These fees are primarily based on revenues generated by the franchise offices, which were $164.0 million and $187.2 million for the six months ended June 30, 2025 and 2024, respectively.

(c) Impairment charges for the six months ended June 30, 2025 consist of a goodwill impairment related to our investments in Switzerland and the United Kingdom and an impairment of an indefinite lived intangible asset in our Switzerland business.

(d) The components of interest and other expenses, net were:

	2025	2024
Interest expense	$48.5	$42.4
Interest income	(15.1)	(16.7)
Foreign exchange loss	2.2	4.2
Miscellaneous income	(7.6)	(12.8)
	$28.0	$17.1

ManpowerGroup

Consolidated Balance Sheets

(In millions)

	June 30,	December 31,
	2025	2024
	(Unaudited)
ASSETS
Current assets:
Cash and cash equivalents	$289.8	$509.4
Accounts receivable, net	4,641.3	4,297.2
Prepaid expenses and other assets	212.0	163.7
Total current assets	5,143.1	4,970.3
Other assets:
Goodwill	1,549.0	1,563.4
Intangible assets, net	445.1	486.1
Operating lease right-of-use assets	419.4	361.3
Other assets	819.6	701.5
Total other assets	3,233.1	3,112.3
Property and equipment:
Land, buildings, leasehold improvements and equipment	546.4	488.2
Less: accumulated depreciation and amortization	417.3	369.8
Net property and equipment	129.1	118.4
Total assets	$8,505.3	$8,201.0
LIABILITIES AND SHAREHOLDERS' EQUITY
Current liabilities:
Accounts payable	$2,557.2	$2,612.9
Employee compensation payable	223.6	241.1
Accrued payroll taxes and insurance	663.6	615.2
Accrued liabilities	499.7	475.1
Value added taxes payable	398.8	370.8
Short-term operating lease liability	108.7	98.6
Short-term borrowings and current maturities of long-term debt	815.4	23.4
Total current liabilities	5,267.0	4,437.1
Other liabilities:
Long-term debt	470.3	929.4
Long-term operating lease liability	328.2	279.0
Other long-term liabilities	444.6	428.6
Total other liabilities	1,243.1	1,637.0
Shareholders' equity:
ManpowerGroup shareholders' equity
Common stock	1.2	1.2
Capital in excess of par value	3,560.9	3,546.1
Retained earnings	3,717.5	3,812.3
Accumulated other comprehensive loss	(450.9)	(443.0)
Treasury stock, at cost	(4,834.3)	(4,791.4)
Total ManpowerGroup shareholders' equity	1,994.4	2,125.2
Noncontrolling interests	0.8	1.7
Total shareholders' equity	1,995.2	2,126.9
Total liabilities and shareholders' equity	$8,505.3	$8,201.0

ManpowerGroup

Consolidated Statements of Cash Flows

(In millions)

	Six Months Ended
	June 30,
	2025	2024
	(Unaudited)
Cash Flows from Operating Activities:
Net (loss) earnings	$(61.5)	$99.8
Adjustments to reconcile net earnings to net cash provided by operating activities:
Depreciation and amortization	43.4	43.0
Loss on sales of subsidiaries, net	6.2	—
Non-cash impairment of goodwill and other intangible assets	88.7	—
Deferred income taxes	4.5	7.8
Provision for doubtful accounts	1.9	3.7
Share-based compensation	15.3	15.0
Changes in operating assets and liabilities:
Accounts receivable	7.9	107.9
Other assets	(92.4)	(70.1)
Accounts payable	(209.6)	(76.7)
Other liabilities	(147.2)	(152.3)
Cash used in operating activities	(342.8)	(21.9)
Cash Flows from Investing Activities:
Capital expenditures	(31.3)	(23.7)
Acquisition of business, net of cash acquired	(1.0)	—
Impact to cash resulting from sales of subsidiaries	(2.1)	—
Proceeds from the sale of property and equipment	0.4	2.1
Cash used in investing activities	(34.0)	(21.6)
Cash Flows from Financing Activities:
Net change in short-term borrowings	67.1	49.2
Net proceeds from revolving debt facility	136.0	76.0
Proceeds from long-term debt	0.1	0.5
Repayments of long-term debt	(0.4)	(1.0)
Payments of contingent consideration for acquisition	(1.3)	(2.8)
Proceeds from share-based awards	—	0.7
Payments to noncontrolling interests	—	(0.2)
Other share-based award transactions	(6.0)	(10.5)
Repurchases of common stock and excise tax	(38.2)	(77.0)
Dividends paid	(33.3)	(73.5)
Cash provided by (used in) financing activities	124.0	(38.6)
Effect of exchange rate changes on cash	33.2	(30.3)
Change in cash and cash equivalents	(219.6)	(112.4)
Cash and cash equivalents, beginning of period	509.4	581.3
Cash and cash equivalents, end of period	$289.8	$468.9